Exhibit 99.1

PACIFIC GREEN SIGNS OFFER FOR DEBT FINANCE FOR ITS FIRST BATTERY
ENERGY STORAGE FACILITY AT RICHBOROUGH ENERGY PARK

DOVER, DE / ACCESSWIRE / September 21, 2021 / Pacific Green Technologies, Inc. (the “Company” or “PGTK”, (OTCQB: PGTK)) announces that it has signed an offer letter from Close Leasing Limited (“CLL”), wherein CLL will provide debt financing of £23 million (US$31.6 million) for the construction of a 99.8 MW battery energy storage system (“BESS”) the Company is developing in Kent, England.

The BESS development, which is located at Richborough Energy Park, will be developed through the Company’s wholly-owned subsidiary, Pacific Green Energy Storage (UK) Limited. The financing, which is subject to final due diligence, is expected to reach Financial Close in Q4 2021. Energization of the energy storage park is on schedule for 2022.

Scott Poulter, PGTK’s Chief Executive commented: “We are very proud to be working with Close Brothers, following numerous offers from very competitive financiers, our decision was based upon the combination of Close Brothers’ flexibility along with their previous experience financing renewable energy projects of a similar size. We are excited to work with Close Brothers on the first project in our pipeline of 1.1GW and look forward to progressing this initial project into the construction phase and operation.”

James Sutcliffe, Managing Director of Close Brothers Leasing’s Energy team, , commented: “The battery storage sector is experiencing significant growth and is playing an important part in our strategy of expanding our renewable energy portfolio. We are delighted to be involved in this project and are really looking forward to working with Pacific Green through the various phases to completion.”

CLL is a market leader in providing specialist, structured finance solutions ranging in value from £250,000 to £50 million, particularly working with select, strategic partners to offer finance solutions in the renewable energy sector. CLL is part of Close Brothers Group plc.(“CBG”).

About Pacific Green Technologies, Inc.

Pacific Green Technologies Inc. is focused on addressing the world’s need for cleaner and more sustainable energy. The Company offers Battery Energy Storage System (BESS), CSP and PV energy solutions to complement its marine environmental technologies and emissions control divisions.

For more information, visit PGTK’s website:

www.pacificgreentechnologies.com

Pacific Green Technologies, Inc. 8 The Green, Suite #10212, Dover, DE 19901, USA

About CBG

CBG is a leading UK merchant banking group, providing lending, deposit taking, wealth management services and securities trading. CBG employs over 3,700 people, principally in the UK. CBG is listed on the London Stock Exchange (LON: CBG) and is a member of the FTSE 250.

Notice Regarding Forward-Looking Statements:

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the ongoing effects of the pandemic on delays and orders regarding Pacific Green’s emission control system, potential business developments in the UK and future interest in our solar and desalination technologies.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, general economic and political conditions, the continuation of the financing offer from CLL, and the ongoing impact of the COVID-19 pandemic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Scott Poulter, Chairman & CEO
Pacific Green Technologies
T: +1 (302) 601-4659

SOURCE: Pacific Green Technologies, Inc.

Pacific Green Technologies, Inc. 8 The Green, Suite #10212, Dover, DE 19901, USA